Exhibit 99.1

Match Group Announces the Addition of Kelly Campbell to its Board of Directors

Enters into Information Sharing Agreement with Anson Funds

Dallas, April 29, 2025 — Match Group (NASDAQ: MTCH) today announced its Board of Directors will add Kelly Campbell, the former president of NBCUniversal’s Peacock, as a new director to its Board in connection with the 2025 Annual Meeting.

“Kelly is a deeply experienced leader who will complement the skills and expertise of the Board as we continue to provide oversight of Match Group and support the execution of the transformation underway. Her knowledge of consumer-facing technology businesses and insight into the development of brand equity in a competitive landscape will be an asset to Match Group as we focus on strong execution of our user-focused growth strategy,” said Thomas J. McInerney, Chairman of the Board of Match Group.

Added Campbell: “I am excited to have the opportunity to work alongside the talented Match Group team and the rest of the Board to deliver on the growth opportunities ahead of the company and create long-term stockholder value.”

With the election of Campbell at the Annual Meeting, over one third of the directors of Match Group will be new to the board over the past year.

As a part of Match Group and Anson Funds’ constructive engagement, Match Group and Anson Funds have entered into an information sharing agreement to facilitate ongoing collaboration. Match Group looks forward to continuing to engage with Anson Funds and all its stockholders as it continues to execute on its transformation and prioritize sustainable growth and long-term value creation.

“We are excited to support Spencer and his team as they lead a revolution of the online dating category driven by artificial intelligence,” said Sagar Gupta, a Portfolio Manager at Anson Funds. “We look forward to engaging constructively with Match Group towards the pursuit of long-term growth and value creation.”

In connection with today’s announcement, Anson Funds has agreed to withdraw its director nominations and proposal to declassify the Board.

Among the matters up for a vote at the upcoming Annual Meeting is Match Group’s proposal to amend Match Group’s certificate of incorporation to declassify the Board. The Board is committed to strong corporate governance practices.

About Kelly Campbell

Campbell most recently served as President of Peacock, where she was responsible for growing NBCUniversal’s streaming business and leading the platform’s go-forward strategy. During her tenure, Peacock achieved record growth, supported by marquee experiences like Peacock’s Paris Olympics hub and the first ever exclusive streaming of an NFL playoff game. She previously served as President of Hulu, where she led its subscription and live TV streaming businesses and oversaw its integration into Disney. Campbell also brings a deep understanding of brand, technology, and global marketing from her 12-year tenure at Google.

1

About Match Group

Match Group (NASDAQ: MTCH), through its portfolio companies, is a leading provider of digital technologies designed to help people make meaningful connections. Our global portfolio of brands includes Tinder®, Hinge®, Match®, Meetic®, OkCupid®, Pairs™, PlentyOfFish®, Azar®, BLK®, and more, each built to increase our users’ likelihood of connecting with others. Through our trusted brands, we provide tailored services to meet the varying preferences of our users. Our services are available in over 40 languages to our users all over the world.

Safe Harbor Statement

Under the Private Securities Litigation Reform Act of 1995 This release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that are not historical facts are “forward looking statements.” The use of words such as “anticipates,” “estimates,” “expects,” “plans” and “believes,” among others, generally identify forward-looking statements. These forward-looking statements include, among others, statements relating to: Match Group’s future financial performance, Match Group’s business prospects and strategy, anticipated trends, and other similar matters. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: our ability to maintain or grow the size of our user base and convert users to paying users, competition, the limited operating history of some of our brands, our ability to attract users to our services through cost-effective marketing and related efforts, our ability to distribute our services through third parties and offset related fees, risks relating to our use of artificial intelligence, foreign currency exchange rate fluctuations, the integrity and scalability of our systems and infrastructure (and those of third parties) and our ability to adapt ours to changes in a timely and cost-effective manner, our ability to protect our systems from cyberattacks and to protect personal and confidential user information, impacts to our offices and employees from more frequent extreme weather events, risks relating to certain of our international operations and acquisitions, damage to our brands’ reputations as a result of inappropriate actions by users of our services, and macroeconomic conditions. Certain of these and other risks and uncertainties are discussed in Match Group’s filings with the Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect Match Group’s business, financial condition and results of operations may arise from time to time. In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate. Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of Match Group management as of the date of this proxy statement. Match Group does not undertake to update these forward-looking statements.

Contacts

For Media

Steve Lipin / Danielle Fornabaio

Gladstone Place Partners

212-230-5930

Match Group Corporate Communications

matchgroupPR@match.com

For Investors

Tanny Shelburne

ir@match.com

2